UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2017, we named Kelyn Brannon, age 58, as our new Chief Financial Officer, effective October 2, 2017. Ms. Brannon brings to Asure Software more than 30 years of executive experience in accounting, finance and management. Most recently, Ms. Brannon was a self-employed finance executive consultant. From July 2013 to April 2015, Ms. Brannon served as Chief Financial Officer of Arista Networks, Inc., a leading provider of software-driven cloud networking solutions for large data centers and computing environments. From March 2012 until June 2013, Ms. Brannon served as chief financial officer of Delivery Agent, a provider of shopping-enabled entertainment for television shows and other entertainment content based in San Francisco. From August 2011 to March 2012, Ms. Brannon served as chief financial officer and executive vice president of NetShelter, a digital advertising network. Prior to that, Ms. Brannon was chief financial officer of Calix, Inc., a provider of broadband communications access systems and software, from April 2008 until March 2011. From July 2004 to April 2008, Ms. Brannon served as executive vice president and chief financial officer of Calypso Technology, Inc., an application software provider for the capital markets industry.  From August 2003 to July 2004, Ms. Brannon served as chief financial officer of Arzoon, Inc., a provider of logistics and transportation management software. Ms. Brannon is a Certified Public Accountant and a member of The American Institute of Certified Public Accountants. Ms. Brannon holds a B.A. degree in Political Science from Murray State University.

There are no arrangements or understandings between Ms. Brannon and any other persons pursuant to which she was selected as Chief Financial Officer. There are also no family relationships between Ms. Brannon and any of our directors or executive officers and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

We have agreed to pay Ms. Brannon an annual base salary of $275,000 for her services.  In addition, Ms. Brannon will be eligible to participate in our 2017 executive bonus program.  Her cash bonus is targeted at 50% of her base salary.  We also expect to grant Ms. Brannon options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant and such options will vest in 4 annual installments of 25,000 shares, beginning on the first anniversary of the grant date. The options will be granted under, and be subject to the terms of, our 2009 Equity Plan, as amended.

A copy of the press release announcing Ms. Brannon’s appointment as CFO is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release dated September 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: September 29, 2017                                                                  By    /s/ Patrick Goepel
      Patrick Goepel, President and
   Chief Executive Officer